UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) March 9, 2007
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                              GSAMP Trust 2007-FM1
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                         (Exact name of issuing entity)

                           GS Mortgage Securities Corp.
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            (Exact name of depositor as specified in its charter)

                         Goldman Sachs Mortgage Company
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               (Exact name of sponsor as specified in its charter)



        Delaware                     333-132809-46             13-3387389
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(State or other jurisdiction        (Commission             (IRS Employer
      of incorporation              File Number              Identification No.
      of depositor)                 of issuing entity)       of depositor)

85 Broad Street, New York, New York                               10004
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(Address of principal executive offices of depositor)          (Zip Code)



Depositor's telephone number, including area code      (212) 902-1000
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                              Not Applicable
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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the depositor under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.
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      Pursuant to a Form 8-K filed on March 9, 2007 (the "March 9th Announcement") by Fremont General Corporation ("Fremont General"), the parent of Fremont Investment & Loan ("Fremont"), the servicer and the responsible party in connection with the GSAMP Trust 2007-FM1 Mortgage Pass-Through Certificates, Series 2007-FM1 (the "Certificates"), Fremont General announced that in light of recent legislative and regulatory events, as well as changing competitive dynamics in the subprime residential real estate mortgage loan market, Fremont General's management and board of directors have entered into discussions with various third parties regarding the sale of Fremont General's business. According to the March 9th Announcement, Fremont General stated that to assist in the identification and evaluation of its alternatives, Fremont General retained Credit Suisse Securities LLC ("Credit Suisse") as its financial advisor. Fremont General stated that no agreement had yet been reached regarding the sale of Fremont General's business and there is no assurance that Fremont General will be able to enter into any transaction involving its subprime residential real estate mortgage loan origination operations. Fremont General stated that it intends to continue to originate commercial real estate loans, as well as maintain its retail deposit franchise and its residential real estate loan servicing operation.

      In addition, according to the March 9th Announcement, Fremont General stated that because it had not committed to any specific alternative, it was unable to estimate (i) the total amount or range of amounts of costs expected to be incurred in connection with the exit from the subprime loan origination operations, or (ii) the total amount or range of amounts of the charge that will result in future cash expenditures, if any, that might be required in connection with selling or exiting its subprime mortgage loan origination operations.

      Pursuant to a Form 8-K filed on March 16, 2007 (the "March 16th Announcement"), Fremont General announced that it will not file its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 before the extended deadline of March 16, 2007. Fremont General stated that in view of the recent increased volatility in the subprime mortgage market and the impact of closing its subprime mortgage origination business, Fremont General and its independent registered public accounting firm were continuing to evaluate various issues relating to its financial statements, including the impact of events subsequent to December 31, 2006 on the appropriate carrying value of Fremont General's assets as of December 31, 2006.

      In addition, according to the March 16th Announcement, Fremont General also announced that Credit Suisse had increased its committed line of credit to Fremont to $1 billion, and Fremont General stated that it had received various proposals for additional credit facilities if needed to supplement Fremont General's current liquidity position of $1.3 billion in cash and short-term investments. Fremont General stated that it believes this balance sheet strength and funding capacity will enable it to execute its previously announced plan to exit the subprime residential mortgage loan origination business in an orderly and disciplined way.

      Pursuant to a Form 8-K filed on March 21, 2007 (the "March 21st Announcement"), Fremont General announced that Fremont has entered into whole loan sale agreements to sell approximately $4 billion of Fremont Investment & Loan's subprime residential real estate mortgage loans. Fremont General stated that it received approximately $950 million in cash from the first sale installment under whole loan sale agreements with the remaining sales under the whole loan sale agreements expected to be completed over the next several weeks. In addition, pursuant to the March 21st Announcement, Fremont General stated that it will sell the mortgage loans at a discount, reflecting current conditions in the subprime mortgage market. Fremont General stated that it estimates that the sale of the approximately $4 billion of its subprime residential mortgage loans will result in a pre-tax loss of approximately $140 million.

      Pursuant to a Form 8-K filed on April 2, 2007 (the "April 2nd Announcement"), Fremont General announced that Grant Thornton LLP ("Grant Thornton") advised Fremont General on March 27, 2007 that Grant Thornton was resigning from its position as Fremont General's independent registered public accounting firm. According to the April 2nd Announcement, on August 8, 2006, Fremont General's Audit Committee engaged Grant Thornton as Fremont General's independent registered public accounting firm for the fiscal year ended December 31, 2006. According to the April 2nd Announcement, Grant Thornton had not previously audited the financial statements of Fremont General or any of its subsidiaries for any prior period. According to the April 2nd Announcement, since Grant Thornton's engagement, (i) there has not been any matter that was the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between Fremont General and Grant Thornton and
(ii) no "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K) has occurred. According to the April 2nd Announcement, Fremont General stated that its Audit Committee has commenced the process of selecting an accounting firm to replace Grant Thornton as Fremont General's independent registered public accounting firm. Fremont General stated that there can be no assurance that it will be able to retain a new independent registered public accounting firm.

      In addition, according to the April 2nd Announcement, Grant Thornton has taken the position that, in light of Fremont General's current operating environment and the industry in which it operates, that Grant Thornton needed to expand significantly the scope of its audit. Grant Thornton had asked for additional information in connection with its audit beginning in the latter part of February and stated at that time that it needed to perform additional procedures and testing in connection with completing its audit. Fremont General stated that at no time did Fremont General either fail to provide to Grant Thornton any requested information on a timely basis or communicate to Grant Thornton that it was opposed to any additional procedures or testing or that it was opposed to such an expanded audit scope. Fremont General stated that it repeatedly had requested that Grant Thornton complete its audit and did not at any time seek to place any limitations on Grant Thornton in connection with the audit.

      According to the April 2nd Announcement, Fremont General provided Grant Thornton with a copy of the above disclosures and requested that Grant Thornton furnish Fremont General with a letter addressed to the Securities and Exchange Commission stating whether it agrees with such statements made by Fremont General (the "Grant Thornton Letter"). According to the April 2nd Announcement, in the Grant Thornton Letter, Grant Thornton stated that its request to Fremont General for additional information, as described above, was a publicly reportable event. In addition, according to the April 2nd Announcement, in the Grant Thornton Letter, Grant Thornton stated that it communicated to Fremont General that in addition to Fremont General's current operating environment and industry conditions, there were other significant events that have occurred at Fremont General that were a factor in Grant Thornton's determination to expand the scope of its audit.

      In addition, according to the April 2nd Announcement, the Grant Thornton Letter stated that during the course of Grant Thornton's audit there were instances in which Fremont General did not provide certain requested information to Grant Thornton on dates previously agreed upon with Fremont General's management. Also, according to the April 2nd Announcement, the Grant Thornton Letter stated that as Grant Thornton resigned prior to completion of its audit, Grant Thornton was unable to evaluate or determine the completeness, sufficiency or timeliness of the information provided in response to its requests.

            Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 3, 2007                       GS MORTGAGE SECURITIES
                                          CORP.



                                          By: /s/ Michelle Gill
                                             ----------------------------------
                                             Name:  Michelle Gill
                                             Title:  Vice President